                                                                    EXHIBIT 12

                              SunTrust Banks, Inc.
                       Ratio of Earnings to Fixed Charges
                                 (In thousands)

                                                                             Year Ended December 31,
                                           ---------------------------------------------------------------------------------------
                                                1997           1996          1995           1994          1993            1992
                                           ----------------------------------------------------------------------------------------
Ratio 1 - including deposit interest

Earnings:
  Income before income taxes               $1,025,966     $  943,200     $  860,925     $  806,965     $  700,662     $  575,768
  Fixed charges                             1,771,603      1,476,392      1,363,702        946,283        804,281        988,111
                                           ----------------------------------------------------------------------------------------
      Total                                $2,797,569     $2,419,592     $2,224,627     $1,753,248     $1,504,943     $1,563,879
                                           ========================================================================================
Fixed charges:
  Interest on deposits                      1,151,157      1,083,035        988,725        704,804        632,307        832,372
  Interest on funds purchased                 345,116        245,502        239,080        122,054         87,900         87,038
  Interest on other short-term borrowings      91,592         48,264         54,843         42,519         21,623          7,027
  Interest on long-term debt                  168,508         85,031         68,114         63,119         48,839         48,560
  Portion of rents representative of
    the interest factor (1/3) of rental
    expense                                    15,230         14,560         12,940         13,787         13,612         13,114
                                           ----------------------------------------------------------------------------------------
      Total                                $1,771,603     $1,476,392     $1,363,702     $  946,283     $  804,281     $  981,111
                                           ========================================================================================

Earnings to fixed charges                        1.58x          1.64x          1.63x          1.85x          1.87x          1.58x

Ratio 2 - excluding deposit interest

Earnings:
  Income before income taxes               $1,025,966     $  943,200     $  860,925     $  806,965     $  700,662     $  575,768
  Fixed charges                               620,446        393,357        374,977        241,479        171,974        155,739
                                           ----------------------------------------------------------------------------------------
      Total                                $1,646,412     $1,336,557     $1,235,902     $1,048,444     $  872,636     $  731,507
                                           ========================================================================================
Fixed charges:
  Interest on funds purchased                 345,116        245,502        239,080        122,054         87,900         87,038
  Interest on other short-term borrowings      91,592         48,264         54,843         42,519         21,623          7,027
  Interest on long-term debt                  168,508         85,031         68,114         63,119         48,839         48,560
  Portion of rents representative of
    the interest factor (1/3) of rental
    expense                                    15,230         14,560         12,940         13,787         13,612         13,114
                                           ----------------------------------------------------------------------------------------
      Total                                $  620,446     $  393,357     $  374,977     $  241,479     $  171,974     $  155,739
                                           =========================================================================================

Earnings to fixed charges                        2.65x          3.40x          3.30x          4.34x          5.07x          4.70x



                                                        Nine Months
                                                          Ended
                                                       September 30,
                                               ------------------------------
                                                    1998             1997
                                               ------------------------------
Ratio 1 - including deposit interest

Earnings:
  Income before income taxes                   $  824,517        $  759,665
  Fixed charges                                 1,449,248         1,299,036
                                               ------------------------------
      Total                                    $2,273,765        $2,058,701
                                               ==============================
Fixed charges:
  Interest on deposits                            851,251           862,791
  Interest on funds purchased                     323,919           242,464
  Interest on other short-term borrowings          63,894            70,965
  Interest on long-term debt                      197,973           111,208
  Portion of rents representative of
    the interest factor (1/3) of rental
    expense                                        12,211            11,608
                                               ------------------------------
      Total                                    $1,449,248        $1,299,036
                                               ==============================

Earnings to fixed charges                            1.57x             1.58x

Ratio 2 - excluding deposit interest

Earnings:
  Income before income taxes                   $  824,517        $  759,665
  Fixed charges                                   597,997           436,245
                                               ------------------------------
      Total                                    $1,422,514        $1,195,910
                                               ==============================
Fixed charges:
  Interest on funds purchased                     323,919           242,464
  Interest on other short-term borrowings          63,894            70,965
  Interest on long-term debt                      197,973           111,208
  Portion of rents representative of
    the interest factor (1/3) of rental
    expense                                        12,211            11,608
                                               ------------------------------
      Total                                    $  597,997        $  436,245
                                               ==============================
Earnings to fixed charges                            2.38x             2.74x